CERTIFICATE OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          CUNA MUTUAL INSURANCE SOCIETY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

        Pursuant to Section 1007 of the Iowa Business Corporation Act, Chapter 490 of the Iowa Code (2011) (the "IBCA"), and Article XIII of the Amended and Restated Articles of Incorporation as filed with the Iowa Secretary of State on May 3, 2007 (the "Current Articles"), the undersigned corporation adopts the following Amended and Restated Articles of Incorporation.

1. The name of the corporation is CUNA Mutual Insurance Society ("CMIS"). CMIS is a domestic mutual life insurance company previously governed by Chapter 491 of the Iowa Code (2011) ("Chapter 491"). The Amended and Restated Articles of Incorporation amend the Current Articles to, among other things, voluntarily elect to be subject to the IBCA in lieu Chapter 491, change the name of CMIS to CMFG Life Insurance Company and authorize CMIS to issue capital stock.

2. The text of the Amended and Restated Articles of Incorporation is attached hereto.

3. The Amended and Restated Articles of Incorporation supersede the Current Articles and all previous versions of CMIS's articles of incorporation and all amendments thereto.

4. The Amended and Restated Articles of Incorporation amend the Current Articles and were duly approved by the members of CMIS qualified to vote in the manner required by Chapter 491, the IBCA and the Current Articles.

5. The effective time and date of this document is the time and date of filing with the Iowa Secretary of State.

                            [Signature Page Follows]

Dated as of this 20th day of January, 2012.

                                    CUNA MUTUAL INSURANCE SOCIETY

                                    By: /s/ Jeffrey H. Post
                                        ----------------------------------------
                                    Name:  Jeffrey H. Post
                                    Title: President and Chief Executive Officer

                                    By: /s/ Faye A. Patzner
                                        ----------------------------------------
                                    Name:  Faye A. Patzner
                                    Title: Secretary

SEAL

STATE OF WISCONSIN         )
                           )SS
COUNTY OF DANE             )

        On this 20th day of January, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared Jeffrey H. Post and Faye A. Patzner, being by me duly sworn did state that they are the President and Chief Executive Officer and the Secretary, respectively, of CUNA Mutual Insurance Society, executing the within and foregoing instrument; that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors; and the said President and Chief Executive Officer and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and by them voluntarily executed.

                                         /s/ Brenda S. Ralph
                                         -----------------------------------
                                         Notary Public in and for said State

       [Signature Page to Certificate of Amended and Restated Articles of
                 Incorporation of CUNA Mutual Insurance Society]

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          CUNA MUTUAL INSURANCE SOCIETY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

        Pursuant to Section 1007 of the Iowa Business Corporation Act, Chapter 490 of the Iowa Code (2011) (the "IBCA"), and Article XIII of the Amended and Restated Articles of Incorporation as filed with the Iowa Secretary of State on May 3, 2007, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation.

                                    ARTICLE I
                                     GENERAL
                                     -------

        SECTION 1.1. Name. The name of the corporation is CMFG Life Insurance Company (the "Company").

        SECTION 1.2. Continuation. These Amended and Restated Articles of Incorporation are being filed in connection with the mutual insurance holding company reorganization of CUNA Mutual Insurance Society pursuant to Section 521A.14 of the Iowa Code (2011) ("Section 521A.14"). The Company is a continuation, without interruption, of CUNA Mutual Insurance Society as contemplated by Section 521A.14 and all of its rights, privileges, powers, permits and licenses and all of its duties, liabilities and obligations shall continue unaffected.

        SECTION 1.3. Adoption of IBCA. The Company voluntarily elects to adopt the provisions of the IBCA pursuant to Section 1701(3) of the IBCA.

        SECTION 1.4.  Offices and Registered Agent.

        (a) The principal place of business of the Company in the State of Iowa is located at 2000 Heritage Way, Waverly, Iowa 50677.

        (b) The Company's registered agent is CT Corporation System, and its registered office is located at 500 East Court Avenue, Suite 200, Des Moines, Iowa 50309.

        SECTION 1.5. Purpose. The purpose for which the Company is organized is the transaction of any and all lawful business for which corporations may be organized under the IBCA and Chapter 508 of the Iowa Code (2011) ("Chapter 508"), and successor statutory provisions, including:

                (a) acting as a life insurance company pursuant to Chapter 508 and successor statutory provisions, and writing any or all of the lines of insurance and annuity business authorized by Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa or approved by the Commissioner of Insurance of the State of Iowa;

                (b) reinsuring and accepting reinsurance on any or all of the lines of business set forth in Section 1.5(a); and

                (c) providing for the insurance needs of credit unions, credit union organizations and credit union members and such purpose shall be maintained as provided in this Section. Accordingly, subject to the other provisions of this Section 1.5(c), the primary business of the Company shall consist of the writing of insurance of the types set forth in Section 1.5(a) hereof for credit unions, credit union organizations, credit union members and corporations, associations or cooperatives with savings and loan purposes similar to credit unions or institutions organized on the cooperative basis for meeting financial needs of people. In addition, the board of directors of the Company (the "Board of Directors") may in its discretion authorize the writing of insurance of the type set forth in Section 1.5(a) hereof for such other entities or persons as it shall determine to be in the best interests of the Company.

        SECTION 1.6. Business by Subsidiaries. The Board of Directors may authorize organization of subsidiary corporations to carry on the business to be undertaken, or to engage in the business of providing types of insurance for which the Company is not authorized, or to provide incidental or related services, or for investment purposes or for any other purposes allowed by law. The Company may participate in any such subsidiary corporate businesses with others as the Board of Directors deems desirable and in the best interests of the Company.

        SECTION 1.7.  Duration. The Company shall have perpetual duration.

                                   ARTICLE II
                                  CAPITAL STOCK
                                  -------------

        The aggregate number of shares of stock that the Company is authorized to issue is 7,500,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"). The Common Stock shall have unlimited voting rights and be entitled to the net assets of the Company upon dissolution.

                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

        All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by or under the direction of, the Board of Directors. The number of directors shall be not less than five (5) nor more than fifteen (15) members, with the actual number of members as determined in accordance with the bylaws of the Company.

                                   ARTICLE IV
                        LIMITATIONS ON DIRECTOR LIABILITY
                        ---------------------------------

        A director of the Company shall not be liable to the Company or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Company or the shareholders; (3) a violation of Section 490.833 of the IBCA; or (4) an intentional violation of criminal law. If the IBCA is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article IV by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.

                                    ARTICLE V
               MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS
               ---------------------------------------------------

        SECTION 5.1. Definitions. All capitalized terms used in this Article V and not otherwise hereinafter defined in this Section 5.1 shall have the meaning set forth in Section 490.850 of the IBCA. The following capitalized terms (including any plural forms thereof) used in this Article V shall be defined as follows:

                (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

                (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification in accordance with the bylaws.

                (c) "Board" shall mean the entire then elected and serving board of directors of the Company, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

                (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Company and his or her breach of or failure to perform those duties is determined, in accordance with the bylaws, to constitute any of the following: (i) a transaction from which the Director or Officer received a financial benefit to which the Director or Officer is not entitled; (ii) an intentional infliction of harm on the Company or the shareholders; (iii) a violation of Section 490.833 of the IBCA; or (iv) an intentional violation of criminal law.

                (e) "Company," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Company, including, without limitation, any successor corporation or entity to this Company by way of merger, consolidation or acquisition of all or substantially all of the assets of this Company.

                (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that for purposes of this Article V, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Company.

                (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

                (h) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article V, the term "Party" shall also include any Director or Officer or employee of the Company who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

                (i) "Proceeding" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article V, the term "Proceeding" shall also include all Proceedings: (i) brought before an Authority or otherwise to enforce rights hereunder; (ii) any appeal from a Proceeding; and (iii) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under subsection (iii) must be authorized by a majority vote of a Disinterested Quorum.

                (j) "Statute" shall mean Sections 490.850 through 490.858, inclusive, of the IBCA, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Company to provide broader indemnification rights than the Statute permitted or required the Company to provide prior to such amendment.

        SECTION 5.2. Indemnification. To the fullest extent permitted or required by the Statute, the Company shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

                                   ARTICLE VI
                                    AMENDMENT
                                    ---------

        These Articles may be amended, modified, revised and/or restated only by resolution by the Board of Directors, which resolution is submitted to shareholders at any annual meeting or special meeting of shareholders called for that purpose and receives the affirmative vote of the holders of at least a majority of the votes cast by the shareholders voting at the meeting.

                            [Signature Page Follows]

Dated as of this 20th day of January, 2012.

                                    CUNA MUTUAL INSURANCE SOCIETY

                                    By: /s/ Jeffrey H. Post
                                        ----------------------------------------
                                    Name:  Jeffrey H. Post
                                    Title: President and Chief Executive Officer

                                    By: /s/ Faye A. Patzner
                                        ----------------------------------------
                                    Name:  Faye A. Patzner
                                    Title: Secretary

SEAL

STATE OF WISCONSIN         )
                           )SS
COUNTY OF DANE             )

        On this 20th day of January, 2012, before me, the undersigned, a Notary Public in and for said State, personally appeared Jeffrey H. Post and Faye A. Patzner, being by me duly sworn did state that they are the President and Chief Executive Officer and the Secretary, respectively, of CUNA Mutual Insurance Society, executing the within and foregoing instrument; that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of said Corporation by authority of its Board of Directors; and the said President and Chief Executive Officer and Secretary, as such officers, acknowledged the execution of said instrument to be the voluntary act and deed of said Corporation, by it and by them voluntarily executed.

                                         /s/ Brenda S. Ralph
                                         -----------------------------------
                                         Notary Public in and for said State

        [Signature Page to Amended and Restated Articles of Incorporation
                        of CUNA Mutual Insurance Society]

                       COMMISSION CERTIFICATE OF APPROVAL

Pursuant to the relevant provisions of the Iowa Code, the undersigned approves the Amended and Restated Articles of Incorporation of CUNA MUTUAL INSURANCE SOCIETY (Effective upon filing).

SUSAN E. VOSS
Iowa Insurance Commissioner

/s/ James N. Armstrong
---------------------------------
By: JAMES N. ARMSTRONG
    Deputy Insurance Commissioner

Date:     1-30-12
     ----------------------------

                                                                  FILED
                                                                  IOWA
                                                           SECRETARY OF STATE

                           CMFG LIFE INSURANCE COMPANY

                       CERTIFICATION OF CORPORATE RECORDS

I, Angela K. Campbell hereby certify that I am a duly appointed Assistant Secretary of CMFG Life Insurance Company, an Iowa corporation (the "Company"), an as such officer, I have access to the Company books and records and have authority to make this certification.

I further certify that attached is a full, true, and correct copy of the Bylaws of the Company, as amended and restated on January 31, 2012.

I further certify that attached is a full, true, and correct copy of the Amended and Restated Articles of Incorporation of the Company, as amended and restated on January 31, 2012.

WITNESS MY HAND and the seal of the Company this 10th day of February, 2012.

/s/ Angela K. Campbell
---------------------------------------
Angela K. Campbell, Assistant Secretary
CMFG Life Insurance Company

[Seal]